Exhibit 5.1

October 4, 2017	94656.00001

CareDx, Inc.

3260 Bayshore Boulevard

Brisbane, CA 94005

Re: Registration Statement on Form S-1 Filed Pursuant to Rule 462(b)

Ladies and Gentlemen:

We have acted as counsel to CareDx, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”) of : (i) the Registration Statement on Form S-1 (File No. 333-220319) of the Company (as amended through the date hereof and including all exhibits thereto, the “Initial Registration Statement”), including a related prospectus filed with the Initial Registration Statement (the “Prospectus”), relating to the proposed underwritten public offering (the “Offering”) of up to 4,140,000 shares of the Company’s common stock, par value $0.001 per share ( “Common Stock”), which includes 540,000 shares of Common Stock that may be sold by the Company upon exercise of the option to purchase additional shares granted to the underwriters of the Offering; and (ii) a second Registration Statement on Form S-1 filed pursuant to Rule 462(b) promulgated under the Securities Act (the “462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statement”). This opinion letter is rendered solely in connection with the 462(b) Registration Statement relating to the registration of 852,840 shares (the “Shares”) of Common Stock, which includes 111,240 shares of Common Stock that may be sold by the Company upon exercise of an over-allotment option granted to the underwriters of the Offering. The Shares are to be sold to the several underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the “Underwriting Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Underwriting Agreement, the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Company’s Amended and Restated Bylaws, each as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

Paul Hastings LLP  |  1117 S. California Avenue  |  Palo Alto, California 94304

t: +1.650.320.1800  |  www.paulhastings.com

October 4, 2017

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold in accordance with the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP